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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                                January 21, 2004
                                 Date of Report

                        (Date of earliest event reported)



                           Commission File No. 0-23691


                         PACIFIC SUNSET INVESTMENTS, INC
                    PREDECESSOR: " AUBRYN INTERNATIONAL, INC"
                     (Name of Small Business in its Charter)


           MINNESOTA                                   41-1853992
(State of other Jurisdiction                  (I.R.S. Employer ID   Number)
of incorporation or organization)


    Address:    2869 India St., San Diego, CA                         92103
   Alternate Mail :  419 Main St.-Ste #424, Huntington Beach, CA      92648
( Address of Principal Executive Officers)                          (Zip Code)

Registrant's telephone number including area code: (909) 938-7917
                                        Fax Number (619) 688-1298

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ITEM 5:  Other Events and Regulation FD Disclosure.

Effective this date AUBRYN INTERNATIONAL, INC (ARBN) name change filing with the State of Minnesota and the N.A.S.D. has been effectuated and is now called PACIFIC SUNSET INVESTMENTS, INC. with the new trading symbol of ( PSIV) . The Officers and Directors have as of this date January 21, 2004 effectuated a 1
(one) for 25 (twenty-five) reverse split. The shareholders of record as the closed of business December 20, 2004 to receive the exchange of payment change for this reverse split will be required forward existing certificates not held within the DTC direct to the transfer agent. Upon receipt of the old certificates the transfer agent will issue the new "PACIFIC SUNSET INVESTMENTS, INC" certificate 1 (ONE) share for every 25 (twenty-five) shares held under the old Aubryn International Inc name. All shares held within the DTC are to be processed back to the transfer agent. Any question can be directed to the transfer agent: SIGNATURE STOCK TRANSFER, INC located at One Preston Park,2301 Ohio Drive, Suite 100, Plano, Texas 75093. The transfer agent phone is
(972)612-4120 and the fax number is 972-612-4122.

Aubryn International Inc. new name " Pacific Sunset Investments, Inc." has a new registrant agent address for contact within the state of Minnesota:

         PACIFIC SUNSET INVESTMENTS, INC
         C/0 CT Corporation Systems
         405 Second Avenue South,
         Minneapolis, Minnesota 55401

All of the operating officers remain the same at this time, and the mail location for local California for mail is : 419 Main St.-Ste#424, Huntington Beach, Ca 92648.





SIGNATURES TO FOLLOW


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.

January 21, 2004 (8K- January 21, 2004 Cont.)


PACIFIC SUNSET INVESTMENTS, INC.
(Registrant)

By:/s/  R.B. Harris                     By:/s/ Hector A. Veron
   ----------------------------            ----------------------------
   R.B.Harris                              Hector A. Veron
   President/ CEO                          Vice Pres./ Director
   (909) 938-7917                          (909) 938-7917


By:/s/  Maurice H. Madrid               By:/s/  Frank De Santis
   -----------------------------           ----------------------------
   Maurice H. Madrid                       Frank De Santis
   Actg.Secretary Director                 Director / Legal Counsel
   (909)039-7917                           (619)688-1199


By:/s/ Song Liping
   -------------------------------
   Song Liping
   Director
   011-8621-58731310